         11.     Contingency to Closing for Lease of Premises by Buyer.
Closing of this transaction is also specifically contingent, subject to and conditioned upon Buyer and Seller agreeing on the terms and conditions of a lease for Solo Serve Corporation, the Seller, to lease the Property from Buyer, for an initial term of ten (10) years, with two (2) five (5) year renewal options. The lease is to be an absolute triple-net lease for the Property. Under the lease, Solo Serve Corporation shall be responsible for all expenses, maintenance, taxes, assessments, insurance, structural repairs and replacements, non-structural repairs and replacements, and in the lease, Solo Serve Corporation will agree to promptly repair and remediate same (to include, without limitation, settling of the foundation occurring in the front office portion of the building); provided, however, this repair obligation is not intended to apply to any casualty loss or condemnation loss to the extent any proceeds received as a result of such loss are not delivered to Seller to repair the Property. Additional terms of the lease, without limitation, shall include the following:

                 11.1 Rent. Rent payments are to be payable monthly in advance during the Primary Lease Term, based on a beginning annual base rental for Years 1-5 of the Primary Lease Term of Nine Hundred Seventy-Five Thousand and No/Hundredths Dollars ($975,000.00), One Million Seventy-Two Thousand Five Hundred and No/Hundredths Dollars ($1,072,500.00) for Years 6-10 of the Primary Lease Term, and the annual base rental for each renewal period, if executed, shall be at market rates.

                 11.2 Assignment and Subletting. Tenant shall not be entitled to assign or sublet all or any portion of the Premises.

                 11.3 Prepaid Rent. Upon execution of the lease, the Tenant will be required to provide prepaid rent under the lease in the amount of Five Hundred Thousand and No/Hundredths Dollars ($500,000.00) (the "Prepaid Rent"). Beginning with the Fourth Lease Year, as such term is defined in the lease, One Hundred Thousand Dollars ($100,000.00) of the Prepaid Rent will be applied to the Base Rent for the Fourth Lease Year, One Hundred Thousand Dollars ($100,000.00) to the Fifth Lease Year, and One Hundred Thousand Dollars ($100,000.00) to Rent for the Sixth Lease Year. Beginning with the Seventh Lease Year, the Prepaid Rent shall thereafter remain at Two Hundred Thousand Dollars ($200,000.00), and will be applied to Base Rent as set forth in the Lease.

                 11.4 Other Terms. Such other reasonable terms as may be negotiated and agreed upon between Buyer and Seller in good faith.

         The terms set forth in this Section 11 are not intended to be a definitive lease, and a lease shall not be deemed to exist between Buyer and Seller, nor shall the condition set forth in this Section 11 be deemed satisfied, until a definitive written lease agreement has been agreed upon by both Buyer and Seller. During the Buyer's Examination Period, Seller and Buyer agree to negotiate in good faith to agree upon a definitive lease agreement incorporating the terms set forth above. In the event Buyer and Seller do not agree on the terms of a definitive lease within the Buyer's Examination Period (after good faith negotiations), this Contract shall terminate and neither party shall have any further rights or obligations one unto the other hereunder, except for Buyer's indemnity obligations under Section 7.3 hereof. In the event Buyer and Seller do agree on a definitive lease agreement within said period of time, the parties shall mutually acknowledge said agreement in a writing between the parties, the agreed upon form of the lease shall be deemed to be a part of this Contract, and Seller and Buyer shall each be obligated to each execute and deliver a copy of said lease at the Closing.

         12. Closing. The purchase and sale of the Property herein described shall be closed in the offices of the Title Company on the first business day following twenty (20) days after the Buyer's Examination Period.

         Upon Closing, Seller shall deliver to Buyer:

                 12.1 Warranty Deed. A Special Warranty Deed conveying good and indefeasible title in fee simple to the Land and Improvements, free and clear of any and all liens, encumbrances, conditions, easements, assessments, restrictions, and other conditions except for and subject to the Permitted Exceptions.

                 12.2 Title Policy. An Owner's Title Policy of Insurance issued in the face amount of the Purchase Price insuring good and indefeasible title to the Property.

                 12.3 Bill of Sale and Assignment. A Special Warranty Bill of Sale and Assignment in form reasonably acceptable to Buyer and Seller conveying the Tangible Property and Intangible Property, subject to the Permitted Exceptions. The form of this Agreement shall be agreed upon by Buyer and Seller during the Buyer's Examination Period; provided, however, that Buyer shall be obligated to assume therein all of Seller's obligations under all the Guaranties, Warranties and Service Agreements constituting part of the Intangible Property, but only to the extent same is delivered to Buyer as part of the Inspection Items.

                 12.4 Non-Foreign Affidavit. An Affidavit of Seller certifying that Seller is not a "foreign person" as defined in the Federal Foreign Investment and Real Property Tax Act of 1980, and the 1984 Tax Reform Act, as amended.


                 12.5 Warranties. To the extent same are assignable by Seller, the originals of all warranties from third parties regarding the Property in the possession of Seller.

                 12.6 Evidence of Authority. Copy of Seller's resolutions, certified as true and complete as of the Closing date, authorizing Seller's selling the Property pursuant to this Agreement, and evidencing the authority of the person signing this Agreement and any documents to be executed by Seller at Closing.

                 12.7 Other Documents. Such other documents and instruments as are reasonably required by the Title Company in connection with the issuance of its title insurance policy to Buyer.

                 12.8 Assumption of Notes. Any and all documents and instruments as are reasonably required by the Lender in connection with Buyer's assumption of the Nationwide Note and the Wausau Note.

                 12.9 Lease. The lease executed by Seller, as Tenant, upon the terms and provisions set forth in Section 11 above.

                 12.10 Estoppel Agreement. An estoppel agreement executed by Seller and Nationwide, in connection with the Nationwide Note, and by Seller and Employer's Life Insurance Company of Wausau, in connection with the Wausau Note, evidencing that there are no defaults or events of default by Seller under either the Nationwide Note or Wausau Note [It being understood that Seller will make reasonable and good faith efforts to obtain the signature of Nationwide (with respect to the Nationwide Note) and Employer's Life Insurance Company of Wausau (with respect to the Wausau Note), but that Seller does not covenant or warrant that it can obtain an estoppel agreement executed by Nationwide or Employer's Life Insurance Company of Wausau; provided, however, if, after exercising reasonable and good faith efforts, Seller fails to deliver an estoppel agreement fully executed by Nationwide and/or an estoppel agreement fully executed by Employer's Life Insurance Company of Wausau, as provided in this Section 12.10, then Buyer, as its sole and exclusive remedy, shall have the right to terminate the Contract and receive a full refund of the Earnest Money (less $100.00 paid to Seller); and, upon such return of the Earnest Money, both parties shall be relieved and released of and from any further liability hereunder, except for Buyer's obligations under Section 7.3 hereof.]

         13. Buyer's Obligations at Closing. At the Closing, Buyer shall deliver to Seller the following:

                 13.1 Purchase Price. The Purchase Price, less the assumed indebtedness with Nationwide Insurance and Employer's Life Insurance Company of Wausau, by wire transfer of immediately available funds.

                 13.2 Lease. The Lease, executed by Buyer, as Landlord, and Seller, as Tenant, upon the terms and provisions set forth in Section 11 above.

                 13.3 Evidence of Authority. Copy of Buyer's resolutions, certified as true and complete as of the Closing date, authorizing Buyer's acquisition of the Property pursuant to this Earnest Money Contract, and evidencing the authority of the person signing this Agreement and any documents to be executed by Buyer at Closing.

                 13.4 Other Documents. Such other documents and instruments as are reasonably required by the Title Company in connection with the issuance of its title insurance policy to Buyer.

                 13.5 Assumption of Notes. Such documents and instruments as are reasonably required by Lender in connection with the assumption by Buyer of the Nationwide Note and the Wausau Note.

         14. Proration. Rent shall be prorated for the month in which the Closing occurs. As Seller will be responsible for all utility expenses and other charges related to the Property pursuant to the terms of the lease, no proration of these items will be made. Real estate taxes will be prorated as of the date of Closing.

         15. Default. In the event Buyer defaults in its obligations hereunder, Seller may terminate this Contract and retain all Earnest Money, as liquidated damages and this shall be Seller's sole remedy for the Buyer's breach of this Agreement. Seller and Buyer agree that it is difficult to determine, with any degree of certainty, the loss which Seller would incur in the event of Buyer's failure to close the purchase of the Property, and the parties have agreed the amount of the Earnest Money represents a reasonable estimate of such loss and is intended as a liquidated damages provision. In the event Seller defaults in its obligations hereunder, Buyer shall be entitled, as its sole and exclusive remedy in such event, to either (i) terminate this Agreement and receive a refund of the full amount of its Earnest Money, or (ii) enforce specific performance of this Contract.

         16. Future operations. From the date of this Agreement until the Closing or earlier termination of this Agreement, Seller will:

                 (i) keep, operate, and maintain the Property in accordance with past operating procedures, and

                 (ii) promptly advise Buyer of any litigation, arbitration or administrative hearing concerning the Property arising or threatened to which Seller receives notice or of any circumstances which Seller learns of which would render any of Seller's representations set forth in Section 9 hereof false;

                 (iii) maintain (or cause the maintenance of) all liability and property insurance currently in force with respect to the Property;

                 (iv) perform all of Seller's obligations under the loan documents for the Nationwide Note and the Wausau Note;

                 (v) not transfer or encumber or cause any lien to be placed against all or a portion of the Property; and

                 (vi) not enter into or acquiesce in the filing of any easement, license, plat (or re-plat) or zoning change affecting the Property.

         17. Real Estate Commission. If, as and when this transaction closes, Seller will at Closing pay a commission of four percent (4.0%) of the Purchase Price, payable two percent (2.0%) to Grubb & Ellis, and two percent (2.0%) to Ironwood Property Corporation (the "Brokers"). Seller hereby indemnifies and holds Buyer harmless from any and all real estate commissions, claims for such commissions or similar fees on this transaction arising in any manner out of any commitment or promise or agreement made by Seller. Buyer hereby indemnifies and holds Seller harmless from any and all real estate commissions, claims for such commissions or similar fees on this transaction arising in any manner out of any commitment or promise or agreement made by Buyer, other than the commission provided herein. In accordance with the terms of the Real Estate License Act of Texas, Buyer is hereby advised by Broker that Buyer should have the abstract covering the Property examined by an attorney of Buyer's selection, or be furnished with or obtain a policy of title insurance.

         18. Broker/Principal Disclosure. Bart C. Koontz, licensed real estate broker, is a principal of Ironwood Property Corporation and is also a principal of Koontz/McCombs, LLC, the Buyer herein.

         19. Survival. All representations and warranties of Seller under this Purchase Agreement shall survive the Closing and continue in full force and effect for a period of two (2) years after the Closing.

         20. Closing Costs. Notwithstanding anything to the contrary contained herein, the Closing Costs shall be paid as follows:

                 By Seller:

                 (a)      Preparation of a Special Warranty Deed;
                 (b)      Title insurance examination and premium;
                 (c)      The cost of the Survey;
                 (d)      Brokerage fee as outlined in Section 17 herein;
                 (e)      One-half of the escrow fee, if any; and
                 (f) One-half of the transfer and any other fees imposed by Lender, up to a maximum total amount payable by Buyer and Seller of Seventy-Five Thousand Dollars ($75,000.00).

                 By Buyer:

                 (a) Preparation of transfer documents relating to the Nationwide Note;
                 (b)      Recording fees;
                 (c)      One-half of the escrow fee, if any;
                 (d)      The survey deletion fee for Title Insurance purposes;
and

                 (e) One-half of the transfer and any other fees imposed by Lender, up to a maximum total amount payable by Buyer and Seller of Seventy-Five Thousand Dollars ($75,000.00).

         In the event that Lender requires a payment of more than $75,000.00 as a condition of granting its approval of Buyer's assumption of the Notes, neither party shall be obligated to pay any such additional amount, and in the event Buyer and Seller cannot agree upon the payment thereof, either party may terminate this Contract and the Earnest Money will be refunded to Buyer (less $100.00), in which event neither party shall have any further obligation one unto the other hereunder, except for Buyer's indemnity obligations under
Section 7.3 hereof.

         21. Casualty. The risk of loss or damage to the Property by fire or other casualty shall, until Closing, be borne by Seller. Seller shall promptly give Buyer written notice of any material casualty and the extent thereof, and for purposes of this Section 21, "material" shall be any casualty resulting in damage to the Property of $25,000 or more. In the event of a material casualty, either Buyer or Seller may, by written notice to the other within twenty (20) days after receipt of notice of the occurrence, elect to cancel this Agreement. In the event either party shall so elect, the Earnest Money shall be returned to Buyer (less $100.00 paid to Seller) and, upon such return of the Earnest Money, both parties shall be relieved and released of and from any further liability hereunder, except for Buyer's obligations under
Section 7.3 hereof. In the event of a material casualty, if this Agreement is not so cancelled by either Buyer or Seller, this Agreement shall not be affected, but Seller shall assign to Buyer all of its right, title and interest in any insurance proceeds and the Purchase Price shall be reduced by the amount of any deductible. In the event of an immaterial casualty, this Contract shall not be affected, and the parties shall proceed to Closing in accordance with the terms hereof and Seller shall be obligated to repair such damage as soon as reasonably practicable. In the event such damage cannot be repaired prior to Closing, the Closing shall not be delayed, but the reasonable sum necessary (as reasonably agreed to by and between Buyer and Seller prior to Closing) to repair such immaterial casualty shall be credited to Buyer and against Seller as a "Closing Adjustment" at the Closing; and, in the event of the satisfactory repair of such damage by Seller pursuant to the lease or as otherwise agreed by Seller and Buyer, then Buyer shall reimburse Seller for such sum credited to Buyer at Closing..

         22. Condemnation. If all or any portion of the Property is condemned or taken by eminent domain by any authority (a "Condemnation"), this Agreement may be terminated by either Buyer or Seller by giving written notice to the other party prior to the Closing Date, in which event the Earnest Money shall be returned to Buyer (less $100.00 paid to Seller) and, upon such return of the Earnest Money, both parties shall be relieved and released of and from any further liability hereunder, except for Buyer's obligations under Section
7.3 hereof.

         23. Entire Agreement. This written agreement constitutes the entire and complete agreement between the parties hereto. It is expressly understood that there are no verbal understandings or agreements which may change the terms, covenants and conditions herein set forth, and that no modification of this Agreement and no waiver of any of the terms and conditions shall be effective unless made in writing and duly executed by the parties hereto.

         24. Binding Effect. All covenants, agreements, warranties and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         25. Controlling Law. This Agreement has been made and entered into under the laws of the State of Texas, and said laws shall control the interpretation thereof.

         26. Seller's Acceptance. In the event that Seller does not accept Buyer's offer by executing a copy of this Agreement and delivering same to the Title Company on or before 5:00 p.m., CDT, on January 14, 1998, then in that event this offer shall be deemed to have been withdrawn, and this Earnest Money Contract shall become null and void.

         27. Confidentiality. Buyer agrees not to disclose any confidential information (that is, any information not otherwise available to the public) as may be disclosed by Seller to Buyer during the term of this Agreement. Any and all reports, studies and other information delivered by Seller to Buyer during the term of this Agreement shall be returned to Seller, in the event this Agreement is terminated by either party prior to Closing. The Brokers, by execution of this Earnest Money Contract, agree that they will not, at any time prior to or after the Closing hereunder, without the prior written consent of Buyer, disclose to any third party the terms and provisions of this Contract, other than pursuant to proper court order.

         28. Time. Time is of the essence in all matters pertaining to the performance of this Agreement. However, if the final date of any period set forth in this Agreement falls on a Saturday, Sunday, or legal holiday under the laws of the United States or the State of Texas, then, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

         29. Assignment. Buyer shall not have the right to assign this Contract, except to an Affiliated Entity. "Affiliated Entity," for purposes hereof, is an entity owned fifty percent (50.0%) or more by Bart Koontz and/or B.J. "Red" McCombs.

         30. Notices. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be sent by either facsimile, deemed delivered when sent with confirmation of receipt, or mailed by certified or registered mail, postage prepaid, or express mail, deemed delivered when deposited in a U.S. mail depository, or by hand delivery, addressed as follows:

     IF TO SELLER:            Solo Serve Corporation
                              Attn:  Mr. Ross Bacon
                              1610 Cornerway Blvd.
                              San Antonio, Texas  78219-2900
                              Telephone:       (210) 662-6262, ext. 302
                              Telecopier:      (210) 666-3339

     WITH A COPY TO:          Peter R. Broderick
                              Cox & Smith, Inc.
                              112 E. Pecan, Suite 1800
                              San Antonio, Texas  78205
                              Telephone:  (210) 554-5231
                              Telecopier: (210) 226-8395

     IF TO BUYER:             Koontz/McCombs, LLC
                              Attn:  Bart C. Koontz, President
                              200 Concord Plaza Drive, Suite 525
                              San Antonio, Texas  78216
                              Telephone:       (210) 826-2600
                              Telecopier:      (210) 826-5445

     WITH A COPY TO:          Marlise A. Kercheville
                              Davis, Adami & Cedillo, Inc.
                              7710 Jones Maltsberger, Suite 400
                              San Antonio, Texas  78216
                              Telephone:       (210) 822-6666
                              Telecopier:      (210) 822-1151

         31. Counterparts. This Agreement may be executed in as many counterparts as may be required and it shall be sufficient that the signature of each party appear on one or more such counterparts. All counterparts shall collectively constitute a single agreement.

         32. Tax Abatement. Buyer agrees to cooperate with Seller, at no expense to Buyer, to assist Seller in obtaining the consent of applicable taxing authorities to the continuation of the current tax abatement agreement in favor of the Seller in relation to the Property, notwithstanding the sale of the Property to Buyer. Buyer's obligations under this Section 32 shall survive Closing.

         33. Exclusivity. During the term of this Agreement, Seller covenants and agrees that Seller will not negotiate or enter into any discussions with any other potential buyers for the purchase of the Property.

         EXECUTED by Buyer this 14th day of January, 1998, in multiple counterparts, each of which shall have the force and effect of an original.

         EXECUTED by Seller this 14th day of January, 1998, in multiple counterparts, each of which shall have the force and effect of an original.

SIGNATURES ON FOLLOWING PAGE:

                                    SELLER:

                                    SOLO SERVE CORPORATION,
                                    a Delaware corporation,



                                    By: /s/ Ross E. Bacon
                                       ---------------------------------------
                                             Name: Ross E. Bacon
                                                   ---------------------------
                                             Its: Executive Vice President
                                                  ----------------------------


                                    BUYER:

                                    KOONTZ/McCOMBS, LLC,
                                    a Texas limited liability company,



                                    By: /s/ Bart C. Koontz
                                        --------------------------------------
                                             Bart C. Koontz, President



         The Brokers do hereby agree to the confidentiality provisions of
Section 27, above.

                                    GRUBB & ELLIS



                                    By: /s/
                                        --------------------------------------
                                             Its: Senior Vice President
                                                 -----------------------------

                                    IRONWOOD PROPERTY CORPORATION



                                    By: /s/
                                        --------------------------------------
                                             Its: Vice President
                                                 -----------------------------

         Receipt of this Earnest Money Contract is acknowledged the 14th day of January, 1998.


                                    ALAMO TITLE COMPANY



                                    By: /s/ DAVID A. MCALLISTER
                                        --------------------------------------
                                             Its: Vice President
                                                 -----------------------------


         Receipt of Earnest Money in the amount of $50,000.00 is hereby acknowledged this 14th day of January, 1998; and the Title Company does hereby agree that if the Buyer terminates the Contract as provided in this Earnest Money Contract, to promptly pay the Earnest Money as set forth herein without the necessity of securing Seller's consent.

                                    CHICAGO TITLE COMPANY



                                    By: /s/ DAVID A. MCALLISTER
                                        --------------------------------------
                                             Its: Vice President
                                                 -----------------------------


         NOTICE TO TITLE COMPANY. Upon receipt, please deliver a dated and executed copy of this Earnest Money Contract to each of the following parties:

         Marlise A. Kercheville                      Peter R. Broderick
         Davis, Adami & Cedillo, Inc.                Cox & Smith, Inc.
         7710 Jones Maltsberger, Suite 400           112 E. Pecan, Suite 1800
         San Antonio, Texas  78216                   San Antonio, Texas  78205